Exhibit 99.1

March 22, 2017

Dear Fellow Shareholders,
It has been a year of large-scale transformation at our company. Nearly every part of what we do has been affected in some way. I would like to take this opportunity to reflect on our progress in 2016 and share my view looking forward.
For decades, Invacare has been a leading global durable medical equipment company, serving customers worldwide by providing the broadest portfolio of products to our customers. As a result of external and internal challenges, we concluded that it was no longer feasible to follow this one-stop-shop strategy, especially in North America. So, starting in mid-2015 and continuing through 2016, we made substantial changes in our company’s strategy. We began focusing our resources toward providing clinical solutions for complex rehabilitation and post-acute care, and decreasing the company’s emphasis on products with less sustainable value.
To achieve this transformation objective, we needed to align the company’s strengths and resources, particularly in North America, with our new view on long-term customer values. These values have shifted in the recent past, essentially making it increasingly uneconomic to provide basic aids for daily living with the same infrastructure used to make highly complex medical equipment. This has required the changing of our founding strategy and culture. The early results of this strategic shift have included the accelerated development of additional clinically complex solutions, a significant reduction of non-strategic product sales, and an improvement in gross margin as a result of a higher-value product mix. Our financial results in 2016 reflected the significance of our strategic investments, and the effects of shrinking the other parts of our business as we began the turn.
Establishing a foundation for the future
We started 2016 needing to drive tremendous change across the company and to invest in doing so with a sense of urgency and resolve. In February 2016, we strengthened our balance sheet with a convertible debt offering. The proceeds allowed us to build a clinical sales team in North America, provide demonstration units for consumers, renew capital spending, provide working capital, invest in global innovation, and have the flexibility to make changes to the company’s infrastructure.
To effectively execute our strategy, we need great talent. In 2016, we focused on attracting and retaining strong talent at all levels. For example, we added new global leaders in regulatory/quality, engineering, and general management of Europe. Beyond that, we added new people in key roles throughout the company where we needed to emphasize quality and focus on projects to drive profitable growth. In North America, we fundamentally changed the sales team, which by the end of 2016 had a roster with 40% new associates and nearly everyone working with new products, new customers, and a new clinical message focusing on end-user benefits.
And, importantly, our focus on quality excellence continued taking hold. We made meaningful progress with quality improvements in North America, hitting major milestones for recovery at our Taylor Street and headquarters facilities in Elyria, Ohio that are impacted by a consent decree with the United States Food and Drug Administration. We have established clear expectations for excellence and look forward to continuous improvements that drive quality into our company's ethos.
Driving innovation across our business
Beyond having great people and a commitment to quality excellence, reigniting our innovation engine is essential to our strategy. By mid-2016, we were starting to see the early sprouts of our new product pipeline, including the introduction of several new clinically complex solutions.
We launched a major innovation platform in power wheelchair controls - LiNX® technology. The LiNX system is the next-generation of sophisticated power wheelchair electronics that continues building on Invacare's legacy of leading controller technology. LiNX introduces many innovative features, including wireless connectivity that enables even better programming to match users’ abilities, clinical data access, and remote diagnostics and service benefits. The first wave of the LiNX launch was in mid-2016 in Europe and will expand worldwide in 2017 and beyond.
We launched a new offering for active manual wheelchair users with Alber® Twion® power-assist devices that add powered mobility to manual wheelchairs, enabling them to be operated with smartphone controls. Then we launched the new Invacare® MyOn® HC

Invacare Corporation
One Invacare Way, Elyria, OH 44035 USA
440-329-6000 www.invacare.com

Exhibit 99.1

manual wheelchair that features superior adjustability, which gives clinicians confidence to find the best fit for new wheelchair users. The MyOn HC wheelchair also has mechanisms that enable it to fold to a small size making real-life transportation easy, and it still provides the same propulsion efficiency as an advanced rigid frame wheelchair.
And, to begin refreshing our respiratory portfolio, we launched the new Invacare® Platinum® Mobile oxygen concentrator, which is a durable and very portable battery-powered oxygen concentrator for people with active lifestyles.
Importantly, we revitalized our innovation engine and developed these products with roughly the same level of annual R&D spending. We did this by focusing on the creation of products with greater clinical benefits for end-users, their care providers, and the ecosystem that supports them. In 2016, our engineering team also focused on integrating quality excellence into both new designs and the remediation of certain legacy design history files.
Europe and Asia/Pacific
Outside North America, we achieved solid financial performance in 2016. Our Europe team grew in tough competitive markets despite significant changes in foreign currency exchange rates. The Europe business also started getting traction on its shift to a more clinically complex mix of business and executed successful launches of new products. With a new general manager in place in the fourth quarter, we have a fresh perspective on the opportunities in Europe, which is providing focus into 2017.
In Asia/Pacific, the team continued making progress on operational improvements that began several years ago. The Asia/Pacific team deployed new customer-centric management routines, enhanced operational efficiencies, and expanded its business.
Changes to the Board of Directors
The company’s board of directors has been invaluable. In 2016, we announced the retirements of three long-term directors. I want to thank General Jim Jones, who retired in August, for his long-term support of the company. Two directors, Mr. Dale LaPorte and Mr. Mike Delaney, are currently serving their final terms. Dale has been involved with the company since its very inception in 1979 and has been providing sage legal and business counsel throughout the company’s entire history. And Mike, a distinguished member of the board for 31 years, has been instrumental in representing our end-users. I appreciate Jim's, Dale's and Mike’s many years of service. At the same time, I look forward to bringing new directors and perspectives to our board. For example, in December we welcomed Ms. Susan Alexander, executive vice president, chief legal, corporate services and secretary of Biogen Inc., as a new director.
We are proud of the qualifications, diversity, breadth of leadership skills, and bio- and med-tech industry experience represented on our board. We have an active board, and I appreciate the good governance mechanisms that are guiding our company.
Important next steps
As we enter 2017, we are beginning to shift our global focus to operational excellence. Our first phase of change focused on quality, innovation, talent, and a clinical purpose. Now, the next phase is about executing those initiatives in a way that makes sense for the size and mix of business we expect for the future. We are engaging our associates to be responsible for the efficiency of what they do and to find ways to do more with the same or less resources. We are working to build a culture of accountability and change orientation, so that we have thousands of associates trying to make each customer experience the best it can be - consistently, compliantly, efficiently, and confidently. Changing culture is not easy, but we have the core material in good people with significant strengths and the important purpose of helping the many people we serve.
We operate in challenging, competitive markets with external factors that we do not always control. And, we have a lot of work to do. Now that our transformational foundation is set, 2017 and 2018 will be about execution. We are united in this important purpose to harness our resources to make the most of our company’s opportunity to grow, to reward shareholders for their trust, and to help as many people as possible in a way that makes us all proud. If you are reading this as a current shareholder, thank you. For others who may be reading this, I hope you will consider joining us in some way on our journey to make this company great and to help the many people we serve succeed.

Sincerely,	Invacare takes governance and shareholder participation seriously. We've improved our proxy disclosure and we ask that you take the time to review it. Please vote your shares.

Yes, you can.®

INVACARE

Invacare Corporation

Notice of Annual Meeting and Proxy Statement

2017 Annual Meeting of Shareholders

May 18, 2017

Matthew E. Monaghan
Chairman, President and Chief Executive Officer